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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The Company's wholly-owned subsidiary is as follows:

    QCS Development Company S.A.

    BP 037

    06901 Sophia Antipolis Cedex

    France